Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-138703 of Roberts Realty Investors, Inc. on Form S-8 of our report dated March 28, 2008 appearing in the Annual Report on Form 10-K of Roberts Realty Investors, Inc. for the year ended December 31, 2007.
/s/ REZNICK GROUP, P.C.
Atlanta, Georgia
January 29, 2009